Exhibit 99.2

Letter to shareholders Q3 2024

A FEW THOUGHTS FROM BRIAN Dear Shareholders, For more than two years, we have focused on returning to positive earnings and cash flow while adapting to unprecedented market conditions. We diversified our revenue among four lines of business, adjusted our buy-box, and reorganized our cost structure to thrive in any real estate environment. Reducing acquisitions prudently has left us with quality inventory entering the end of the year. Diversifying our revenue through other platform offerings has led to a higher margin mix of services. Our cost-out initiatives and strategic reorganization have brought us closer to profitability. In the third quarter, we delivered revenue at the top end of our guidance driven by a healthy mix of our products, including our Cash Offer, B2B Renovate business, Direct+ institutional buyer program, and Agent Partnership Program. Despite significant macro and market headwinds, we remained focused on our mission to simplify real estate and provide solutions for consumers and partners, while making strides in building a long-term profitable business. Highlights for the quarter include growing asset light contribution margin to over 30%, expanding our Agent Partnership Program, enhancing our technology, and optimizing operations. We implemented an enhanced customer journey to engage deeper with more customers earlier in the process. Customers now can expect an estimated offer range within minutes, allowing them to schedule their inspection instantly. This shift reduces multiple touch points, giving customers even more control over timing and decision-making. Powered by advanced pricing technology, known as Offerpad’s Citrus Value, and extensive internal data gathered from hundreds of thousands of offers, this improvement reflects our confidence in our pricing model, analytics, and real estate expertise. Progress in our Agent Partnership Program continues to exceed expectations. Our revamped Agent Partner Program has shown impressive results, with agent offer requests expanding to over 25% of total and acquisitions to over 30%. Offerpad Renovate continues to be an excellent complementary business line, generating significant revenue and expanding our client base. Year-to-date we are at $14 million of revenue for Renovate, surpassing the $12 million we achieved in last year’s inaugural year. We’re observing shifts in the market that open up new opportunities. Early signs of rate relief, easing inflation, a stable labor market, and improving consumer confidence are expected to bring buyers and sellers back to the marketplace, and we’re ready to meet our customers when they’re prepared to transact. Thank you for your continued support and confidence in Offerpad. We’re proud of our team’s ability to innovate and navigate short-term challenges while staying focused on long-term success. We look forward to building continued value for our shareholders. Sincerely, Brian Bair Chairman & CEO

TOTAL REVENUE ($M) & HOMES ACQUIRED RETURNS PER HOME SOLD Gross Profit per Home Sold Contribution Profit After Interest per Home Sold Q3 2024 2

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M) Q3 ‘24 TOTAL CONTRIBUTION MARGIN AFTER INTEREST PER HOME SOLD Q3 2024 3

Traction in Renovations

Since 2015, Offerpad's core business model has been buying, renovating, and selling homes. Delivering efficient and quality renovations has always been a significant contributor to the performance of our portfolio of properties. We are very proud of our commitment to excellence when it comes to our renovations, considering we utilize in-house talent and vetted external specialists to increase quality and control.

OFFERPAD-OWNED PORTFOLIO RENOVATION IMPACT

SINCE INCEPTION

→ **~37k**
Renovations completed

→ **+$630m**
Invested into improving properties

Q3 2024

→ **$23k**
Average cost of renovations completed

→ **29 days**
Average time for renovation completion

Our expertise in renovations speaks for itself.

Over time, investor clients we've sold homes to requested we renovate homes they owned, knowing we deliver efficient and quality renovations. To meet that need, we built Offerpad Renovate™, a sophisticated renovation operation that leverages our existing teams and technology, such as Reno Captain, to offer stand-alone renovation services to clients who need renovations done at scale.

This new business allows us to expand our market opportunities outside of just buying and selling homes.

2023 was our flagship year, and we are already building some exciting momentum.

OFFERPAD RENOVATE → THIRD PARTY RENOVATION SERVICES

Q3 2024 HIGHLIGHTS

→ **227**
Total projects completed

→ **$4.0m**
Total revenue

→ **$17.7k**
Average revenue per project

→ **21**
Markets with projects completed

→ **1.9**
Average days in renovation per $1k spent

Offerpad RENOVATE

Q3 2024 4

Q4 2024 Outlook HOMES SOLD 480 to 540 REVENUE $160m to $185m ADJ. EBITDA1 Slightly lower 1. See Non-GAAP financial measures in Appendix for an explanation of why a reconciliation of this guidance cannot be provided. Q3 2024 5

Forward-Looking Statements Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including homes sold and Adjusted EBITDA, for the fourth quarter 2024, and expectations regarding profitability, including the timing of reaching sustainable positive Adjusted EBITDA and cash flow, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth and its costs structure effectively; Offerpad’s ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 27, 2024, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended September 30, Nine Months Ended September 30, (in thousands, except per share data) (Unaudited) 2024 2023 2024 2023 Revenue $ 208,067 $ 234,228 $ 744,547 $ 1,073,954 Cost of revenue 190,927 210,255 682,941 1,020,465 Gross profit 17,140 23,973 61,606 53,489 Operating expenses: Sales, marketing and operating 16,864 27,235 59,546 98,626 General and administrative 8,254 14,124 30,747 41,316 Technology and development 947 2,156 3,684 6,709 Total operating expenses 26,065 43,515 93,977 146,651 Loss from operations (8,925) (19,542) (32,371) (93,162) Other income (expense): Change in fair value of warrant liabilities 14 131 349 177 Interest expense (5,114) (4,406) (14,600) (13,705) Other income, net 512 3,837 1,881 5,084 Total other expense (4,588) (438) (12,370) (8,444) Loss before income taxes (13,513) (19,980) (44,741) (101,606) Income tax expense (24) (6) (93) (171) Net loss $ (13,537) $ (19,986) $ (44,834) $ (101,777) Net loss per share, basic $ (0.49) $ (0.73) $ (1.64) $ (3.90) Net loss per share, diluted $ (0.49) $ (0.73) $ (1.64) $ (3.90) Weighted average common shares outstanding, basic 27,439 27,276 27,388 26,079 Weighted average common shares outstanding, 27,439 27,276 27,388 26,079 diluted

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS As of (in thousands, except par value per share) (Unaudited) September 30, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 48,504 $ 75,967 Restricted cash 9,922 3,967 Accounts receivable 5,589 9,935 Real estate inventory 256,472 276,500 Prepaid expenses and other current assets 2,553 5,236 Total current assets 323,040 371,605 Property and equipment, net 5,190 4,517 Other non-current assets 10,258 3,572 TOTAL ASSETS $ 338,488 $ 379,694 LIABILITIES AND TO STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 2,564 $ 4,946 Accrued and other current liabilities 10,090 13,859 Secured credit facilities and other debt, net 216,439 227,132 Secured credit facilities and other debt—related party 34,406 30,092 Total current liabilities 263,499 276,029 Warrant liabilities 122 471 Other long-term liabilities 10,154 1,418 Total liabilities 273,775 277,918 Commitments and contingencies Stockholders’ equity: Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,361 and 27,233 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively 3 3 Additional paid in capital 507,431 499,660
Accumulated deficit (442,721) (397,887) Total stockholders’ equity 64,713 101,776 TOTAL LIABILITIES AND TO STOCKHOLDERS’ EQUITY $ 338,488 $ 379,694

APPENDIX OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, ($ in thousands) (Unaudited)20242023 Cash flows from operating activities: Net loss$(44,834) $(101,777) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation464556 Amortization of debt financing costs1,4663,080 Real estate inventory valuation adjustment2,0168,372 Stock-based compensation7,8315,915 Change in fair value of warrant liabilities(349)(177) Change in fair value of derivative instruments—(1,994) Loss on disposal of property and equipment6230 Changes in operating assets and liabilities: Accounts receivable4,346(1,524) Real estate inventory18,012366,728 Prepaid expenses and other assets3,9203,541 Accounts payable(2,382)1,712 Accrued and other liabilities(2,956)(7,507) Net cash (used in) provided by operating activities(12,404)276,955 Cash flows from investing activities: Purchases of property and equipment(1,245)(90) Proceeds from sale of property and equipment46— Purchases of derivative instruments—(2,569) Proceeds from sale of derivative instruments—2,981 Net cash (used in) provided by investing activities(1,199)322 Cash flows from financing activities: Borrowings from credit facilities and other debt628,105687,715 Repayments of credit facilities and other debt(635,877)(1,080,821) Payment of debt financing costs(73)(264) Proceeds from exercise of stock options1753 Payments for taxes related to stock-based awards(77)(78) Borrowings from warehouse lending facility—21,951 Repayments of warehouse lending facility—(21,951) Proceeds from issuance of pre-funded warrants—90,000 Proceeds from exercise of pre-funded warrants—11 Issuance cost of pre-funded warrants—(784) Net cash used in financing activities(7,905)(304,168) Net change in cash, cash equivalents and restricted cash(21,508)(26,891) Cash, cash equivalents and restricted cash, beginning of period79,934140,299 Cash, cash equivalents and restricted cash, end of period$58,426113,408 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents$48,504105,999 Restricted cash9,9227,409 Total cash, cash equivalents and restricted cash$58,426113,408 Supplemental disclosure of cash flow information: Cash payments for interest$19,20423,406 Q3 20249

APPENDIX Non-GAAP Financial Measures In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U. . generally accepted accounting principles (“G ”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control. Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins) To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as ofthe end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit. Q3 2024 10

APPENDIX Adjusted Gross Profit / Margin Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue. Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort. Contribution Profit / Margin Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue. Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort. Contribution Profit / Margin After Interest Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue. Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing. Q3 2024 11

APPENDIX

The following tables present a reconciliation of Offerpad's Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad's Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad's Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages and homes sold, unaudited)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Gross profit	**$ 17,140**	**$ 21,871**	**$ 22,595**	**$ 16,692**	**$ 23,973**
Gross margin	*8.2%*	*8.7%*	*7.9%*	*6.9%*	*10.2%*
Homes sold	*615*	*742*	*847*	*712*	*703*
Gross profit per home sold	***27.9***	***29.5***	***26.7***	***23.4***	***34.1***
Adjustments:					
Inventory valuation adjustment – current period	848	544	623	565	918
Inventory valuation adjustment - prior period	(535)	(540)	(645)	(713)	(318)
Interest expense capitalized	1,367	1,420	1,669	964	235
Adjusted gross profit	**$ 18,820**	**$ 23,295**	**$ 24,242**	**$ 17,508**	**$24,808**
Adjusted gross margin	*9.0%*	*9.3%*	*8.5%*	*7.3%*	*10.6%*
Adjustments:					
Direct selling costs	(5,767)	(6,461)	(6,969)	(5,829)	(5,593)
Holding costs on sales - current period	(693)	(622)	(887)	(742)	(453)
Holding costs on sales - prior period	(341)	(443)	(483)	(285)	(72)
Other income, net	512	615	754	1,065	3,837
Contribution profit	**$ 12,531**	**$ 16,384**	**$ 16,657**	**$ 11,717**	**$ 22,527**
Contribution margin	*6.0%*	*6.5%*	*5.8%*	*4.9%*	*9.6%*
Homes sold	*615*	*742*	*847*	*712*	*703*
Contribution profit per home sold	**20.4**	**22.1**	**19.7**	**16.5**	**32.0**
Adjustments:					
Interest expense capitalized	(1,367)	(1,420)	(1,669)	(964)	(235)
Interest expense on homes sold – current period	(1,865)	(2,103)	(2,521)	(2,041)	(2,622)
Interest expense on homes sold – prior period	(1,687)	(2,133)	(2,426)	(1,466)	(554)
Contribution profit after interest	**$ 7,612**	**$ 10,728**	**$ 10,041**	**$ 7,246**	**$ 19,116**
Contribution margin after interest	*3.7%*	*4.3%*	*3.5%*	*3.0%*	*8.2%*
Homes sold	*615*	*742*	*847*	*712*	*703*
Contribution profit (loss) after interest per home sold	**12.4**	**14.5**	**11.9**	**10.2**	**27.2**

Q3 2024 12

APPENDIX

Adjusted Net (Loss) Income and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad's underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad's operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad's industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad's results as reported under GAAP.

The following table presents a reconciliation of Offerpad's Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages, unaudited)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net loss (GAAP)	**$ (13,537)**	**$ (13,782)**	**$ (17,515)**	**$ (15,441)**	**$ (19,986)**
Net loss margin	*(6.5%)*	*(5.5%)*	*(6.1%)*	*(6.4%)*	*(8.5%)*
Change in fair value of warrant liabilities	(14)	9	(344)	109	(131)
Adjusted net loss	**$ (13,551)**	**$ (13,773)**	**$ (17,859)**	**$ (15,332)**	**$ (20,117)**
Adjusted net loss margin	*(6.5%)*	*(5.5%)*	*(6.3%)*	*(6.4%)*	*(8.6%)*
Adjustments:					
Interest expense	5,114	4,581	4,905	5,154	4,406
Amortization of capitalized interest[1]	1,367	1,420	1,669	964	235
Income tax (benefit) expense	24	(54)	123	(8)	6
Depreciation and amortization	150	148	166	172	175
Amortization of stock-based compensation	715	3,249	3,867	2,000	2,017
Adjusted EBITDA	**(6,181)**	**(4,429)**	**(7,129)**	**(7,050)**	**(13,278)**
Adjusted EBITDA margin	*(3.0%)*	*(1.8%)*	*(2.5%)*	*(2.9%)*	*(5.7%)*

1. Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

Q3 2024 13

Q3 2024 LETTER TO SHAREHOLDERS investor.offerpad.com